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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this current report of Siebel Systems, Inc. on Form 8-K of our report dated April 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Scopus Technology, Inc. and subsidiaries as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996 and 1995, which report is included in the Scopus Technology, Inc. 1997 Annual Report on Form 10-K.


                                             /s/ Coopers & Lybrand L.L.P.

San Jose, California
May 27, 1998